Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with Genco Shipping & Trading Limited's (the "Company") quarterly report on Form 10-Q for the three months ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned President of the Company, hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  November 7, 2005                /s/ Robert Gerald Buchanan
                                       -----------------------------
                                       Name:  Robert Gerald Buchanan
                                       Title: President

      The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by
Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.